TRAFFIC.COM, INC.
2005 LONG-TERM INCENTIVE PLAN

As Adopted by the Board of Directors

on October 31, 2005

TRAFFIC.COM, INC.

2005 LONG-TERM INCENTIVE PLAN

ARTICLE 1. Background and Purpose of the Plan
1.1.	Background
1.2.	Purpose
1.3.	Prior Plans
1.4.	Eligibility
1.5.	Definitions
ARTICLE 2. Shares Subject to the Plan
2.1.	Shares Subject to the Plan
2.2.	Shares Counted Against Limitation
2.3.	Lapsed Awards
2.4.	Individual Share Limit
2.5.	Adjustments
ARTICLE 3. Administration of the Plan
3.1.	Administrator
3.2.	Powers of the Administrator
3.3.	Compliance with Applicable Law
3.4.	Effect of Administrator’s Decision and Administrator’s Liability
3.5.	Delegation to Executive Officers
ARTICLE 4. Vesting and Performance Objectives
4.1.	General
4.2.	Period of Absence from Providing Services
4.3.	Performance Objectives
ARTICLE 5. Stock Options
5.1.	Terms of Option
5.2.	Type of Option
5.3.	Limitations
5.4.	Form of Consideration
5.5.	Exercise of Option
5.6.	Repurchase Rights
5.7.	Substitute Awards
ARTICLE 6. Stock Appreciation Rights
6.1.	Terms of Stock Appreciation Right
6.2.	Exercise of Stock Appreciation Right
ARTICLE 7. Restricted Stock
7.1.	Terms of Restricted Stock
7.2.	Transferability
7.3.	Other Restrictions
7.4.	Removal of Restrictions

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7.5.	Voting Rights
7.6.	Dividends and Other Distributions
7.7.	Right of Repurchase of Restricted Stock
ARTICLE 8. Restricted Stock Units
8.1.	Terms of Restricted Stock Units
8.2.	Settlement of Restricted Stock Units
8.3.	Dividend and Other Distribution Equivalents
8.4.	Forfeiture
ARTICLE 9. Other Equity-Based Awards
9.1.	Other Equity-Based Awards
ARTICLE 10. Additional Terms of Awards
10.1.	No Rights to Awards
10.2.	No Effect on Employment or Service
10.3.	No Fractional Shares
10.4.	Transferability of Awards
10.5.	Date of Grant
10.6.	Conditions On Delivery of Shares and Lapsing of Restrictions
10.7.	Inability to Obtain Authority
10.8.	Withholding
10.9.	Other Provisions in Award Agreements
10.10.	Section 16 of the Exchange Act
10.11.	Not Benefit Plan Compensation
ARTICLE 11. Dissolution or Liquidation or Other Events
11.1.	Dissolution or Liquidation
11.2.	Reorganization
ARTICLE 12. Term, Amendment, and Termination of Plan
12.1.	Term of Plan
12.2.	Termination of the Plan
12.3.	Amendment of the Plan
12.4.	Effect of Amendment or Termination
12.5.	Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events
ARTICLE 13. Miscellaneous
13.1.	Authorization of Sub-Plans
13.2.	Governing Law
13.3.	Administrator’s Manner of Action
13.4.	Expenses
13.5.	Severability
13.6.	Construction
13.7.	No Trust or Fund Created
13.8.	Headings
13.9.	Complete Statement of Plan

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TRAFFIC.COM, INC.

2005 LONG-TERM INCENTIVE PLAN

ARTICLE 1.
BACKGROUND AND PURPOSE OF THE PLAN

1.1.          Background.  This 2005 Long-Term Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.

1.2.          Purpose.  The purposes of the Plan are (a) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants; and (c) to promote the success of the business of the Company.

1.3.          Prior Plans.  The Plan shall serve as the successor to the Company’s 1999 Long-Term Incentive Plan and 1999 Non-Employee’s Stock Plan (the “Prior Plans”), and no further option grants or stock issuances shall be made under the Prior Plans after the Effective Date.  The adoption of the Plan as of the Effective Date shall not affect the terms of any option, stock appreciation right, restricted stock, deferred stock, bonus stock, award in lieu of cash obligations or any other award that was outstanding prior to the Effective Date and all such awards shall continue to be governed by the terms of the Prior Plans as in effect immediately prior to the Effective Date.

1.4.          Eligibility.  All of the Company’s Service Providers, as determined by the Administrator, are eligible to be granted Awards under the Plan.  Incentive Stock Options may be granted only to Employees.

1.5.          Definitions.  Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2.
SHARES SUBJECT TO THE PLAN

2.1.       Shares Subject to the Plan.  Subject to adjustment under Section 2.5 of the Plan, the number of Shares initially reserved for issuance pursuant to Awards made under the Plan shall not exceed 4,262,484 Shares.  Such reserve shall consist of:

(a)   not more than 72,093 remaining Shares authorized for issuance under the Prior Plans but not reserved for outstanding options and awards;

(b)   not more than 2,440,391 additional Shares which are subject to awards granted or issued under the Prior Plans on or before the Effective Date and which are surrendered before exercise, lapse, are terminated without being exercised, or are forfeited, in whole or in part, for any reason after the Effective Date; and

(c)   1,750,000 additional Shares reserved for issuance under the Plan.

The total number of Shares available for issuance under the Plan, including Shares subject to then outstanding Awards, shall automatically increase on January 1 of each year during the term of the Plan, beginning January 1, 2007, by an amount equal to the lesser of (i) 350,000 shares, (ii) 1% of the outstanding shares of the Company’s common stock on that date, or (iii) an amount determined by the Board.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

2.2.          Shares Counted Against Limitation.  If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 5.4(b), or if the tax withholding obligation is satisfied by withholding Shares under Section 10.8(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.

2.3.          Lapsed Awards.  If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is surrendered pursuant to an Exchange Program; or (iv) is otherwise forfeited in whole or in part, including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

2.4.          Individual Share Limit.  In any Tax Year, no Service Provider shall be granted Awards with respect to more than 500,000 Shares.  The limit described in this Section 2.4 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.

(a)           Awards not Settled in Shares.  If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.4.

(b)           Canceled Awards.  Any Awards that are canceled shall continue to count toward the individual share limit set forth in this Section 2.4.

2.5.          Adjustments.

(a)           References to numbers of Shares set forth in this Article 2 and in other provisions of the Plan are based on the shares of the Company’s common stock outstanding on the date of adoption of this Plan by the Board.  In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares without receipt of consideration by the Company after the date of adoption of the Plan by the Board, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.4 of the Plan, and any other limitation under this Plan on the maximum number and class of Shares issuable to an individual or in the aggregate and the number of Shares and the price of Shares covered by each outstanding Option shall be proportionately adjusted by the Administrator as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Participants; provided that any fractional Shares resulting from such adjustments shall be eliminated. The Administrator’s determination with respect to any such adjustments shall be conclusive.

(b)           In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off after the date of adoption of the Plan by the Board, then the Administrator may make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares in respect of such event or as the Administrator otherwise deems appropriate.

ARTICLE 3.
ADMINISTRATION OF THE PLAN

3.1.          Administrator.  The Plan shall be administered by (i) the Board or (ii) one or more Committees each of which, in the discretion of the Board, may be constituted to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act and/or Section 162(m) of the Code and shall otherwise comply with Applicable Laws.  Different Committees with respect to different groups of Service Providers may administer the Plan.

3.2.          Powers of the Administrator.  Subject to the provisions of the Plan, Applicable Law, and in case of a Committee subject to the specific duties delegated by the Board to the Committee, the Administrator shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements for use under the Plan; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (g) to institute an Exchange Program (h) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; (i) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (j) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 13.1 of the Plan; (j) to modify or amend each Award (subject to Section 12.4 of the Plan), including the discretionary authority to extend or reduce the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan; (k) to allow Participants to satisfy withholding tax obligations pursuant to Section 10.8(b) of the Plan by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld shall be determined as of the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable); (l) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and (m) to make all other determinations and take all other action described in the Plan or as the Administrator deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3.          Compliance with Applicable Law.  The Administrator shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Administrator.

3.4.          Effect of Administrator’s Decision and Administrator’s Liability.  The Administrator has full authority to make decisions, determinations and interpretations with respect to the Plan and Awards made under the Plan and such decisions shall be final and binding.  Neither the Administrator nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5.          Delegation to Executive Officers.  To the extent permitted by Applicable Law, the Board may delegate to one or more Executive Officers of the Company the power to grant Awards to Employees and to exercise such other powers under the Plan as the Board may determine, provided that the Administrator shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of Shares subject to Awards that the Executive Officers may grant; provided, however, that no Executive Officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

ARTICLE 4.
VESTING AND PERFORMANCE OBJECTIVES

4.1.          General.  The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement.  The criteria for vesting and for removing restrictions on any Award may include (i) performance of services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Administrator.

4.2.          Period of Absence from Providing Services.  To the extent that vesting or removal of restrictions is contingent on performance of services for a specified period, a leave of absence shall not count toward the required period of service unless the Award Agreement provides otherwise.

4.3.          Performance Objectives.

(a)           Possible Performance Objectives.  Any Performance Objective shall relate to the Service Provider’s performance for the Company or to the Company’s business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved.  The Performance Objectives with respect to any Award may be one or more of the General Financial and/or Operational Objectives set forth on Schedule A of this Plan.

(b)           Stockholder Approval of Performance Objectives.  The list of possible Performance Objectives set forth in Schedule A and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in ____.  No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(c)           Documentation of Performance Objectives.  The Administrator shall, at the time it establishes the Performance Objectives, specify the period over which the Performance Objectives relate.  The establishment of the actual Performance Objectives and, if an Award of Restricted Stock is based on more than one Performance Objective, the relative weighting of such criteria, shall be at the sole discretion of the Administrator; provided, however, that with respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain.  Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Administrator.  Once established by the Administrator, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d)           Administrator Certification.  Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Administrator shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied.  For purposes of this Section 4.3(d), approved minutes of the Administrator shall be adequate written certification.

(e)           Negative Discretion.  The Administrator may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

* The first meeting of stockholders at which directors are to be elected that occurs after the close of the third    calendar year following the calendar year in which the IPO occurs.

ARTICLE 5.
STOCK OPTIONS

5.1.          Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Administrator and shall be stated in the Award Agreement.

5.2.          Type of Option.

(a)   Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b)           Neither the Company nor the Administrator shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.  In addition, the Administrator may make an adjustment or substitution described in Section 2.5 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3.          Limitations.

(a)           Maximum Term.  No Option shall have a term in excess of 10 years measured from the date the Option is granted; provided, however, that in the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b)           Minimum Exercise Price.  Subject to Section 2.5(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted; provided, however, that in the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), subject to Section 2.5(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c)           $100,000 Limit for Incentive Stock Options.  Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (under all plans of the Company and any Affiliate), such Options (to the extent in excess of such $100,000) shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5.3(c), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.

(d)           10% Stockholder.  For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.

5.4.          Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  To the extent approved by the Administrator, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), and (c), below.

(a)           Cash Equivalent.  Consideration may be paid by cash, check, or other cash equivalent approved by the Administrator.

(b)           Tender or Attestation of Shares.  Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option.  Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to.  The Administrator shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate.  For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.  Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Administrator.

(c)           Broker-Assisted Cashless Exercise.  Unless the Administrator expressly notifies the Participant otherwise, and except to the extent that the Option is an Option to purchase Restricted Stock, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) an irrevocable instructions letter to such broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided  that at the time of such exercise, this form of exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability.  The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date.  Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price.  Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

5.5.          Exercise of Option.

(a)           Procedure for Exercise.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions and terms as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Administrator receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan and in accordance with the Award Agreement) with respect to which the Option is exercised.

(b)           Termination of Relationship as a Service Provider.  Following a Participant’s Termination of Service, other than upon the Participant’s death or disability, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:

(i)            An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(ii)           An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iii)          Unless a Participant’s Termination of Service is the result of the Participant’s Disability or death, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;

(iv)          If a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and

(v)           After the Participant’s death, his designated Beneficiary may exercise an Incentive Stock Option only to the extent that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death and provided such Beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.

If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

(c)           Rights as a Stockholder.  Shares issued upon exercise of an Option shall be issued in the name of the Participant. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date.  Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.  In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option.  No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

5.6.          Repurchase Rights.  The Administrator shall have the discretion to grant Options which are exercisable for unvested Shares.  If the Participant exercises such Options and ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase.  The terms upon which such repurchase right shall be exercisable by the Administrator (including the period and procedure for exercise and the appropriate vesting schedule for the repurchased Shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

5.7.          Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Such substitute Awards may be granted on such terms as the Administrator deems appropriate, in its sole discretion, in the circumstances, notwithstanding any limitations on Awards contained in the Plan.

ARTICLE 6.
STOCK APPRECIATION RIGHTS

6.1.          Terms of Stock Appreciation Right.  The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Administrator and shall be stated in the Award Agreement.  All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

6.2.          Exercise of Stock Appreciation Right.

(a)           Procedure for Exercise.  Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement.  A Stock Appreciation Right shall be deemed exercised when the Administrator receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)           Termination of Relationship as a Service Provider.  Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service.  In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

(c)           Rights as a Stockholder.  Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised.  Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right.  If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right.  No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE 7.
RESTRICTED STOCK

7.1.          Terms of Restricted Stock.  Subject to the terms and provisions of the Plan, the Period of Restriction, the number of Shares granted, and such other terms, conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Administrator, in its sole discretion, and shall be stated in the Award Agreement.  Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.2.          Transferability.  Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3.          Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.4.          Removal of Restrictions.  Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the last day of the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed.  Subject to Section 10.6, after the restrictions have lapsed, the Service Provider shall be entitled to have any legend or legends relating to restrictions provided pursuant to this Article 7 removed from his or her Share certificate, and the Shares shall be freely transferable by the Service Provider.

7.5.          Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.6.          Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a)           If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b)           If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited.  Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date.  In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

7.7.          Right of Repurchase of Restricted Stock.  The Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event that conditions specified in the applicable Award with respect to such Shares are not satisfied prior to the end of the applicable Period of Restriction.

ARTICLE 8.
RESTRICTED STOCK UNITS

8.1.          Terms of Restricted Stock Units.  Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Administrator and shall be stated in the Award Agreement.

8.2.          Settlement of Restricted Stock Units.  Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.3.          Dividend and Other Distribution Equivalents.  The Administrator is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units.  The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited.  Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter.  In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

8.4.          Forfeiture.  If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

ARTICLE 9.
OTHER EQUITY-BASED AWARDS

9.1.          Other Equity-Based Awards.  The Administrator shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Administrator may determine, including without limitation the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.

ARTICLE 10.
ADDITIONAL TERMS OF AWARDS

10.1.        No Rights to Awards.  No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan.  The terms and conditions of Awards need not be the same with respect to each Participant.

10.2.        No Effect on Employment or Service.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

10.3.        No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.4.        Transferability of Awards.  Unless otherwise determined by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  Notwithstanding the foregoing, subject to the approval of the Administrator, in its sole discretion, Awards other than Incentive Stock Options, may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders.  “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.  To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

10.5.        Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator grants such Award, or such later date as is specified by the Administrator as the date of grant.  Notice of any grant shall be provided to each Participant within a reasonable time after the date of such grant.

10.6.        Conditions On Delivery of Shares and Lapsing of Restrictions.  The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Administrator, (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate to satisfy the requirements of Applicable Laws.

10.7.        Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.8.        Withholding.

(a)           Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws.  The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b)           Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld.  The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

10.9.        Other Provisions in Award Agreements.  In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Administrator determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of exercisability of Options and Stock Appreciation Rights in the event of a change in control of the Company, provisions for the cancellation of Awards in the event of a change in control of the Company, and provisions to comply with Applicable Laws.

10.10.      Section 16 of the Exchange Act.  It is the intent of the Administrator that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act.  The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.11.      Not Benefit Plan Compensation.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit arrangements provided by the Company or an Affiliate, except where the Administrator expressly provides otherwise in writing.

ARTICLE 11.
DISSOLUTION OR LIQUIDATION OR OTHER EVENTS

11.1.        Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall provide written notice to each Participant at least 20 days prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.  The Administrator may specify the effect of a liquidation or dissolution on any Award at the time of grant of such Award in the Award Agreement.

11.2.        Reorganization.

(a)   Upon the occurrence of a Reorganization Event, subject to subsection (b) below, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

(b)   In the event that the successor corporation does not assume an Award or an equivalent Award is not substituted, then the Administrator shall have the authority to provide in its discretion, upon written or electronic notice to each Participant, that one of the following will occur with respect to the Awards not so assumed: (i) any such unvested Awards, and any such vested Awards that are not exercised, shall terminate and be canceled upon such Reorganization Event; or (ii) all such Awards will become exercisable in full or in part, as determined by the Administrator, as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants prior to the consummation of the Reorganization Event; or (iii) all such outstanding Awards will terminate upon consummation of such Reorganization Event and each Participant will receive, in exchange for all or any portion of such Award as is designated by the Administrator, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of Shares subject to such outstanding Award so designated, exceeds (y) the aggregate exercise price of such Shares.

(c)   For the purposes of this Section 11.2, the Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Reorganization Event, the consideration (whether stock, cash, or other securities or property) received in the Reorganization Event by holders of Share(s) for each Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares, unless the Administrator otherwise determines).  If such consideration received in the Reorganization Event is not solely common stock of the successor corporation or a Parent or Subsidiary thereof, then the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or a Parent or Subsidiary thereof equal in fair market value to the per share consideration received by holders of Shares in the Reorganization Event, and in such case such Options shall be considered assumed for the purposes of this Section 11.2.

ARTICLE 12.
TERM, AMENDMENT, AND TERMINATION OF PLAN

12.1.        Term of Plan.  The Plan shall become effective on the Effective Date.

12.2.        Termination of the Plan.  The Plan shall terminate upon the earliest to occur of (i) the date that is 10 years after the Plan is approved by the Company’s stockholders; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.

12.3.        Amendment of the Plan.  The Board may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

12.4.        Effect of Amendment or Termination.  Except as provided in Section 12.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Administrator; any such agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

12.5.        Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events.  The Administrator may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles.  By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right or to reduce the exercise price to a price not less than then current Fair Market Value.

ARTICLE 13.
MISCELLANEOUS

13.1.        Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All sub-plans adopted by the Board shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

13.2.        Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

13.3.        Administrator’s Manner of Action.  In case of a Committee subject to the specific duties delegated by the Board to the Committee, unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) either the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee.  The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

13.4.        Expenses.  The costs of administering the Plan shall be paid by the Company.

13.5.        Severability.  If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Administrator determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

13.6.        Construction.  Unless the contrary is clearly indicated by the context, (1) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (2) the use of the singular shall also include within its meaning the plural and vice versa; and (3) the word “include” shall mean to include, but not to be limited to.

13.7.        No Trust or Fund Created.  Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

13.8.        Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

13.9.        Complete Statement of Plan.  This document is a complete statement of the Plan.

APPENDIX

As used in the Plan, the following terms shall have the following meanings:

(a)           “Acquisition Price” means, in a Reorganization Event in which the consideration received by holders of Shares consists solely of cash, the amount of cash to which a holder of one Share is entitled pursuant to such Reorganization Event.

(b)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Article 3 of the Plan.

(c)           “Affiliate” means an entity that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.

(d)           “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

(f)            “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

(g)           “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

(h)           “Board” means the board of directors of the Company.

(i)            “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(j)            “Committee” means a committee of the Board appointed by the Board in accordance with Article 3 of the Plan.

(k)           “Company” means Traffic.com, Inc., a Delaware corporation, or any successor thereto.

(l)            “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.

(m)          “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o)           “Effective Date” means the date on which the Underwriting Agreement between the Company and the managing underwriters of the Company’s initial public offering of its Shares is executed and delivered.

(p)           “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Exchange Program” means a program under which, with the consent of the affected Participants, (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced or increased.  The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.

(s)           “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

(t)    “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)            If the Share is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)          If an Option is exercised in a broker-assisted cashless exercise pursuant to Section 5.4(c) of the Plan, the Fair Market Value of the Share for which the Option is exercised shall be the actual sale price (before tax or expenses) realized in the sale of Shares by the broker; or

(iv)          In the absence of an established market for the Share, the Fair Market Value shall be determined in good faith by the Administrator.

(u)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v)           “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w)          “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan.  An Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

(x)            “Optioned Stock” means the Common Stock subject to an Option.

(y)           “Participant” means the holder of an outstanding Award granted under the Plan.

(z)            “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

(aa)         “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture.  A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

(bb) “Reorganization Event” means:

(i)            any merger or consolidation of the Company with or into another entity as a result of which all of the Shares are converted into or exchanged for the right to receive cash, securities or other property; or

(ii)           any exchange of all of the Shares for cash, securities or other property pursuant to a share exchange transaction.

(cc)         “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

(dd)         “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

(ee)         “Service Provider” means an Employee, Director, or Consultant.

(ff)           “Share” means a share of the Company’s common stock, $0.01 per value per share.

(gg)         “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Administrator which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan

(hh)         “Tax Year” means the Company’s taxable year.  If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

(ii)           “Termination of Service” means the date an individual ceases to be a Service Provider.  Unless the Administrator or a Company policy provides otherwise, a leave of absence authorized by the Company or the Administrator (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave.  If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Administrator or Company policy.

(jj)   “10% Stockholder” means the owner of stock (as determined under Code Section 424(d) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

SCHEDULE A

I.  General Financial Criteria

•                  Increasing the revenue of the Company, an Affiliate or a business unit;

•                  Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share);

•                  Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit;

•                  Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity;

•                  Increasing the market share of the Company, an Affiliate or a business unit to a specified target level;

•                  Maintaining or achieving a target level of appreciation in the price of the Shares;

•                  Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•                  Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•                  Achieving specified reductions in costs;

•                  Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

II.  Operational Criteria

•                  Expanding one or more products into one or more new markets;

•                  Acquiring a prescribed number of new customers in a line of business;

•                  Achieving a prescribed level of productivity within a business unit;

•                  Completing specified projects within or below the applicable budget;

•                  Issuance of patents in U.S. and foreign countries;

•                  Completion of a financing or collaboration transaction;

•                  Key hires;

•                  Other strategic business criteria including goals relating to acquisitions or divestitures.